Exhibit 10.77

AMENDMENT NO. 1 TO AGREEMENT FOR REPAYMENT OF NOTE BY SHARE ISSUANCE

CAGAN REVOLVING LINE OF CREDIT

This Amendment No. 1 to the Repayment of Note by Share Issuance (the “Repayment Agreement”) dated as of December 31, 2012 (the “Effective Date”) is made between AEMETIS, INC., a Nevada corporation (“Parent”), AEMETIS INTERNATIONAL INC., (formerly known as “International Biodiesel, Inc.”), a Nevada corporation and wholly-owned subsidiary of Parent (the “Borrower”), and LAIRD Q. CAGAN for himself and on behalf of all other holders of interests in the Revolving Line of Credit (the "Lender”).

AMENDED RECITALS

A. Recital D. of the Repayment Agreement is deleted in its entirety and replaced with the following:

“D.
Subject to the prior written consent of Agent, pursuant to the terms of the Agreement, the Lender has the right, from time to time, to convert all or any portion of the unpaid, interest and fees outstanding under the Agreement into shares of the Parent’s common stock.”

NOW, THEREFORE, the parties hereby agree as follows:

1. Recital 2. of the Repayment Agreement is deleted in its entirety and replaced with the following:

“2.
Remaining Balance.  Lender acknowledges and agrees that on the Effective Date of this Repayment Agreement there is $421,884.97 in outstanding unpaid principal and $1,118,189.79 in outstanding and unpaid Interest and Fees.”

IN WITNESS WHEREOF, this Amendment to the Second Conversion Notice has been duly executed by the parties hereto as of April 10, 2013.

LENDER:

/s/ Laird Q. Cagan
Laird Q. Cagan, on behalf of all Lenders

BORROWER:

Aemetis International, Inc. (f/k/a International Biodiesel, Inc.)

By:	/s/ Eric A. McAfee
Name:	Eric A. McAfee
Title:	Chief Executive Officer

PARENT: Aemetis, Inc.

By:	/s/ Eric A. McAfee
Name:	Eric A. McAfee
Title:	Chief Executive Officer